DIVERSIFIED TECHNOLOGIES, INC.
                      Organized under the State of Wyoming

                  Series A, Voting Convertible Preferred Stock

No. PA -                                                          SHARES

This CERTIFIES that

or registered assigns, is the registered owner of

fully paid and nonassessable shares of the Series A, Voting Convertible Preferred Stock, no par value (the "Preferred Stock" or "Preferred Shares"), of DIVERSIFIED TECHNOLOGIES, INC., a Wyoming corporation ("Company"), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate and the Preferred Shares represented hereby are issued and shall be subject to all of the provisions of the Company's Certificate of Incorporation and all amendments thereto (copies of which are on file at the Company and in the Office of the Secretary of State of Wyoming) to all of which the holder, by acceptance hereof, assents.

DIVIDENDS. The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends thereon; provided, that, if a dividend is declared on the common shares of the Company or on any series of preferred shares ranking equal or junior to the Series A Preferred Stock, then in such event the holders of the Series A Preferred Stock shall be entitled to receive a proportional shares of such dividend, based upon the proportion of the number of shares of Series A Preferred Stock then outstanding to the total number of shares of common and preferred stock entitled to share in such dividend.

ASSIGNMENT. These Preferred Shares may be assigned or transferred by the registered holder or by attorney duly authorized in writing, in whole or in part, at the offices of the Company with the Assignment form on the reverse side duly completed.

CONVERSION. Each Preferred Share may, subject to adjustment, at the option of the holder thereof be converted into such number of fully paid, nonassessable shares of common stock of the Company, no par value per share, based on the occurrence or failure to occur of certain events as provided in the Company's Articles of Incorporation, as amended to date, all of which are herein incorporated by reference. Under certain circumstances, the Board of Directors will be required to make a good faith determination of the number of Common Shares into which the Preferred Shares shall convert. On the fifth (5th) anniversary of the date the Preferred Stock was originally issued, every share of Preferred Stock then remaining outstanding shall automatically convert into one (1) share of Common Stock. Conversion shall be deemed to occur on the date a certificate or certificates evidencing Preferred Shares in presented to the Company or to the Company's transfer agent and registrar, accompanied by the proper fee.

RIGHTS ON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding-up the Company, the holders of shares of Series A Preferred Stock shall be subordinate to all claims of the Company's creditors and to claims of the holders of every series of the Company's preferred stock ranking senior upon liquidation to the Series A Preferred Stock, but otherwise are entitled to receive a liquidation preference in the amount of $.001 share, before any payment is made to any holder of common shares or any series of preferred shares ranking junior to the shares of Series A Preferred Stock. After the payment of such liquidation preference and any liquidation preferences payable to holders of any other series of preferred shares, the holders of the shares of Series A Preferred Stock shall share ratably with the holders of the Company's common stock and all series of preferred stock ranking on a parity with or junior to the Series A Preferred Stock in the Company's assets available for distribution to shareholders.

VOTING RIGHTS. Holders of Preferred Stock shall have the right to vote in the election of directors of the Company and, generally, on any other matters upon which shareholders of the Company may or must vote. Each share of Preferred Stock shall be entitled to three (3) votes. The shares of Series A Preferred Stock shall vote with the common shares and not as a separate class.

STATUS OF HOLDER. The Company may deem and treat the registered holder of this Certificate as the absolute owner hereto for all purposes, and the Company shall not be affected by any notice to the contrary.

RESTRICTED SECURITIES: SEE RESTRICTIVE LEGEND ON REVERSE SIDE.

WITNESS the seal of the Company and the original signatures of as duly authorized officers.

DATED:                                    DIVERSIFIED TECHNOLOGIES, INC.
          [Corporate seal
/s/       appears on original.]           /s/
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President      SEAL                       Secretary

                         DIVERSIFIED TECHNOLOGIES, INC.

                       ----------------------------------

NOTICE: The preferred shares evidenced by this certificate and the underlying common shares have not been registered under the U. S. Securities Act of 1933 ("ACT") and are "restricted securities" as that term is defined in Rule 144 under the Act. These preferred shares and the underlying shares may not be offered for sale, sold or otherwise transferred or hypothecated except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act.

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     The Company is authorized to issue shares of more than one class, namely
50,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. Pursuant to the Wyoming Business Corporation Act, the Company will furnish to any shareholder upon request (addressed to the attention of the Company Secretary) and without charge a full statement of designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Company and of variations in the relative rights and preferences between the shares of each series of preferred stock of the Company insofar as any such series has been fixed and determined, and a statement of the authority of the Board of Directors of the Company to fix and determine the relative rights and preferences of subsequent series of preferred stock.

                           CONVERSION TO COMMON STOCK

     I or we hereby irrevocably elect to exercise the right of conversion represented by this certificate to convert __________ of the shares of Preferred Stock evidenced by this certificate into shares of the Company's Common Stock and request that certificates for the Common Shares be issued in the name of:

Please insert social security or EIN       Name and address, including zip code:
number or other identifying number:

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and, if the number of Preferred Shares being converted to Common Shares is less than all of the Preferred Shares evidenced by this certificate, that a new certificate of like tenor for the balance of the remaining Preferred Shares not converted hereunder be delivered to the undersigned at the address below.

DATED:                   , 19
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                                           x....................................
                                               Signature of Registered Holder

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the person below:

Please insert social security or EIN       Name and address, including zip code:
number or other identifying number:

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                                           -------------------------------------

___________________ of the Preferred Shares evidenced by this Certificate, and does hereby irrevocably constitute and appoint any officer of the Company as lawful Attorney to transfer such shares on the books of the Company with full power of substitution in the premises.

DATED:                   , 19
      -------------------    -----

                                           x....................................
                                               Signature of Registered Holder

     IMPORTANT: The name of the person or persons assigning Preferred Shares must correspond with the name of the Registered Holder written on the face of this Certificate in every particular, without alteration or any change whatever, and every signature must be medallion guaranteed by an eligible guarantor institution pursuant to Securities and Exchange Commission Rule 17Ad-15. If there is more than one registered owner of the shares being assigned, every registered owner must sign. The Signature Guarantee is only needed for transfer of shares, not for conversion to common stock.

SIGNATURE GUARANTEE: